UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as
permitted by Rule 14c-5 (d)(2))

☐	Definitive Information Statement

SunAmerica Focused Series, Inc.

(Name of Registrant As Specified in Charter)

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AIG SunAmerica Asset

Management Corp.

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311-4992

800.858.8850

November    , 2006

Dear Shareholder:

We are writing to provide shareholders of the Focused Large-Cap Value Portfolio (the “Portfolio”), a series of SunAmerica Focused Series, Inc. (the “Fund”) with the enclosed information statement. On September 29, 2006,  Merrill Lynch & Co., Inc. consummated a transaction to combine its investment management business, operated by Merrill Lynch Investment Managers, L.P., and certain affiliates, including Fund Asset Management L.P., doing business as Mercury Advisors (“Mercury”), a subadviser to the Portfolio, with BlackRock, Inc. to form a new independent asset management company (the “Transaction”). The consummation of the Transaction constituted a change in control of Mercury and resulted in the “assignment” of the subadvisory agreement between Mercury and AIG SunAmerica Asset Management Corp., (“AIG SunAmerica”) as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”). In accordance with the terms of the subadvisory agreement, as required by the 1940 Act, the “assignment” of the subadvisory agreement resulted in its termination. On May 29, 2006, the Portfolio’s Board of Directors approved a new subadvisory agreement between BlackRock Investment Management, LLC and AIG SunAmerica with respect to the Portfolio that went into effect upon the consummation of the Transaction. The Transaction has not had and is not expected to have any impact on the portfolio management of the Portfolio or on BlackRock Investment Management, LLC’s ability to provide the type, quality or quantity of services that Mercury previously provided to the Portfolio.

As a matter of regulatory compliance, we are sending you this information statement which describes, among other things, the management structure of the Portfolio, the ownership of BlackRock Investment Management, LLC, an indirect wholly owned subsidiary of BlackRock, Inc., and the terms of the new subadvisory agreement with BlackRock Investment Management, LLC, which has been approved by the Board of Directors, including all of the Directors who are not interested persons of the Fund or AIG SunAmerica. AIG SunAmerica will continue to serve as the Portfolio’s investment adviser and retain daily management responsibilities for approximately one-third of the Portfolio.

This document is for your information only and you are not required to take any action. If you have any questions regarding this change, please feel free to call us at (800) 858-8850, extension 6010. We thank you for your continued interest in AIG SunAmerica Mutual Funds.

Sincerely,

/s/ PETER A. HARBECK

Peter A. Harbeck
President and CEO
AIG SunAmerica Asset Management Corp.

2

SUNAMERICA FOCUSED SERIES, INC
Focused Large-Cap Value Portfolio

Harborside Financial Center

3200 Plaza 5

Jersey City, NJ 07311

INFORMATION STATEMENT
REGARDING A NEW SUBADVISORY AGREEMENT WITH

BLACKROCK INVESTMENT MANAGEMENT, LLC

This information statement is being provided to the shareholders of the Focused Large-Cap Value Portfolio (the “Portfolio”) of SunAmerica Focused Series, Inc. (the “Fund”) in lieu of a proxy statement, pursuant to the terms of an exemptive order the Fund has received from the Securities and Exchange Commission (“SEC”). The exemptive order permits the Fund’s investment adviser, AIG SunAmerica Asset Management Corp. (“AIG SunAmerica” or the “Adviser”), to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Directors (the “Directors”), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Directors of the Fund.

We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

This information statement will be mailed on or about November 28, 2006 to shareholders of record of the Portfolio on September 29, 2006. The Fund has previously sent its annual and semi-annual reports to its shareholders. Copies of the Fund’s most recent annual and semi-annual reports are available without charge, and may be obtained by writing to AIG SunAmerica Mutual Funds c/o BFDS, P.O. Box 219186, Kansas City, MO 64121-9186, or by calling (800) 858-8850, extension 6010.

Purpose of the Information Statement

On September 29, 2006, BlackRock, Inc. consummated a transaction with Merrill Lynch & Co., Inc. (“Merrill Lynch”), whereby Merrill Lynch’s investment management business, operated by Merrill Lynch Investment Managers, L.P., and certain affiliates, including Fund Asset Management, L.P., doing business as Mercury Advisors (“Mercury”), a subadviser to the Portfolio, combined with BlackRock, Inc. to create a new independent asset management company (the “Transaction”). As a result of the Transaction, Mercury will no longer serve as subadviser to the Portfolio, and BlackRock Investment Management, LLC, will serve as a subadviser to the Portfolio. The Transaction has not had and is not expected to have any negative impact on the management of the Portfolio or on BlackRock Investment Management, LLC’s (“BlackRock”) ability to provide the type, quality or quantity of services that Mercury provided to the Portfolio. However, the consummation of the Transaction has resulted in a change of control of Mercury and an “assignment” of the current subadvisory agreement between AIG SunAmerica and Mercury, dated January 12, 2005, as amended (the “Prior Subadvisory Agreement”), as that term is defined by the Investment Company Act of 1940, as amended (the “1940 Act”). As required by Section 15(a) of the 1940 Act, the terms of the Prior Subadvisory Agreement provided for its automatic termination upon its assignment.

This information statement is intended to inform you that the Directors of the Fund, including a majority of Directors that are not “interested persons” of the Fund or of AIG SunAmerica, as defined in the 1940 Act (the “Disinterested Directors”), approved a new Subadvisory Agreement between AIG SunAmerica and BlackRock with respect to the Portfolio, which agreement became effective upon the closing of the Transaction (the “New Subadvisory Agreement”). This information statement also describes generally the terms of the Transaction and the terms of the New Subadvisory Agreement, which are substantially identical to the Prior Subadvisory Agreement. The advisory fees paid by the Fund and the subadvisory fees paid by

AIG SunAmerica did not increase as a result of the Transaction. This information statement is being mailed to shareholders beginning on or about November 28, 2006.

The Fund

The Portfolio is an investment series of the Fund, a Maryland Corporation. The Fund is a management investment company, registered under the 1940 Act. The Fund initially entered into an Investment Advisory and Management Agreement (the “Advisory Agreement”) with AIG SunAmerica, located at Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311, on September 17, 1996 and entered into a new Advisory Agreement with AIG SunAmerica on January 1, 1999, which was last approved by the Board at an in-person meeting held on August 29, 2006.

Pursuant to the Advisory Agreement, AIG SunAmerica selects the subadvisers for the separate portfolios of the Fund, may manage certain portions of the portfolios, provides various administrative services and supervises the Fund’s daily business affairs, subject to general oversight and review by the Board. The Advisory Agreement authorizes AIG SunAmerica to retain the subadvisers for the portfolios of the Fund or portions thereof for which it does not manage the assets. AIG SunAmerica selects the subadvisers it believes will provide the portfolios with the highest quality investment services, while obtaining, within the portfolios’ investment objective, a distinct investment style. AIG SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other considerations.

The subadvisers of the Fund act pursuant to agreements with AIG SunAmerica that have been approved by the Directors, including a majority of the Disinterested Directors. Their duties include furnishing continuing advice and recommendations to the relevant portions of their respective portfolio regarding securities to be purchased and sold. The subadvisers are independent of AIG SunAmerica and discharge their responsibilities subject to the policies of the Board and the oversight and supervision of AIG SunAmerica, which pays the subadvisers’ fees. The Fund does not pay fees directly to the subadvisers. However, in accordance with procedures adopted by the Board, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions from the portfolio of the Fund in connection therewith as permitted by Section 17(e) of the 1940 Act, as amended, the rules and interpretations thereunder and other applicable securities laws.

The New Subadvisory Agreement

Under the terms of an exemptive order that AIG SunAmerica received from the Commission, it is permitted, subject to certain conditions, to enter into agreements relating to the Portfolio with subadviser(s) to which it is not “affiliated” as defined under the 1940 Act (“Unaffiliated Advisers”), with approval by the Board of Directors, but without obtaining shareholder approval. The exemptive order also permits AIG SunAmerica to employ new Unaffiliated Advisers or continue the employment of the existing subadvisers, change the terms of particular agreements with Unaffiliated Advisers or continue the employment of existing Unaffiliated Advisers after events that would otherwise cause an automatic termination of a subadvisory agreement.

Pursuant to the Prior Subadvisory Agreement with SunAmerica, Mercury served as the subadviser to the Portfolio until the Prior Subadvisory Agreement was terminated upon the consumation of the Transaction. At the Board meeting held on May 22, 2006, the Directors, including all of the Disinterested Directors, approved the New Subadvisory Agreement between SunAmerica and BlackRock, which is identical in all material respects, other than the name of the subadviser, the date and the term of the agreement to the Prior Subadvisory Agreement, to become effective upon the closing of the Transaction. The subadvisory fee rate payable to BlackRock under the New Subadvisory Agreement is identical to the subadvisory fee rate payable under the Prior Subadvisory Agreement. The New Subadvisory Agreement became effective on September 30, 2006.

Under the Advisory Agreement, AIG SunAmerica receives from the Fund an annual fee, accrued daily and payable monthly, at a rate equal to 1.00% of the average daily net assets of the Portfolio. For the fiscal year ended October 31, 2006, the fee paid to AIG SunAmerica under the Advisory Agreement was $5,894,821. For the fiscal period ended October 31, 2006, AIG SunAmerica paid subadvisers to the Portfolio a fee equal to the annual rate of 0.31% of the Portfolio’s average daily net assets, or $1,811,495. Based on these payments to the Portfolio’s subadvisers, including Mercury, AIG SunAmerica retained, pursuant to the Advisory Agreement, an advisory fee rate equal to 69% of the Portfolio’s average daily net assets, or $4,083,326.

The New Subadvisory Agreement between BlackRock and AIG SunAmerica, with respect to on behalf of the Portfolio, is substantially identical in form and substance to the Prior Subadvisory Agreement, in that each (i) provides that BlackRock (or Mercury, in the case of the Prior Subadvisory Agreement) manage a portion of the Portfolio allocated to it on a discretionary basis, (ii) provides for AIG SunAmerica to compensate BlackRock for its services, (iii) authorizes BlackRock to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) requires BlackRock to comply with the Portfolio’s investment policies and restrictions and with applicable law. The New Subadvisory Agreement will not result in an increase in fees to shareholders. The form of the New Subadvisory Agreement is attached to this information statement as Exhibit A.

Information about BlackRock

BlackRock Investment Management, LLC, located at 800 Scudders Mill Road, Plainsboro, New Jersey, 08536, is an indirect wholly owned subsidiary of BlackRock, Inc., which is one of the largest publicly traded investment management firms in the United States with over $1 trillion in assets under management. BlackRock, Inc. manages assets on behalf of institutional and individual investors worldwide through a variety of equity fixed income, liquidity and alternative and investment products, including BlackRock Fundssm and BlackRock Liquidity Fundssm. In addition, BlackRock, Inc. provides risk management and investments system services to institutional investors under the BlackRock Solutions® name. Merrill Lynch & Co., Inc., a financial services holding company, owns 49% of BlackRock, Inc.; The PNC Financial Services Group, Inc. (“PNC”), one of the largest diversified financial services organizations in the United States, owns 34% and approximately 17% is held by employees and public shareholders.

The names and positions of the directors and the principal executive officer of BlackRock, Inc., the parent company of BlackRock, are as follows:

Name	Position
Laurence D. Fink	Chief Executive Officer
Ralph L. Schlosstein	President and Director
Robert C. Doll	Vice Chairman and Director
Robert S. Kapito	Vice Chairman and Director
Robert P. Connolly	General Counsel, Secretary and Managing Director
Henry Gabbay	Managing Director, Chief Administrative Officer, Portfolio Compliance
Bartholomew A. Battista	Managing Director and Chief Compliance Officer
Laurence J. Carolan	Managing Director and Director
Kevin M. Klingert	Managing Director and Director
John P. Moran	Managing Director, Treasurer and Director
Steven E. Buller	Chief Financial Officer

The address for each of the named directors and officer is 40 East 52nd Street, New York, New York 10022.

BlackRock provides investment advisory services to certain other funds that may have investment objectives similar to those of the Portfolio. The name of the funds advised by BlackRock with a similar investment objective as the portfolio, together with information concerning the fund’s assets, the annual fees paid (as a percentage of average net assets), and any amounts waived or otherwise reduced, to BlackRock for its services, are set forth below.

Fund Name	Assets as of October 31, 2006 (millions)	Fee Rate (% of average daily net assets)
BlackRock Large-Cap Value Fund	$3,300	0.50%

SunAmerica Focused Alpha Large-Cap Fund, Inc.	$95	0.40%

Factors Considered by the Board of Directors

At a meeting held on May 22, 2006, the Directors, including a majority of the Disinterested Directors, approved the New Subadvisory Agreement. In accordance with Section 15(c) of the 1940 Act, the Directors requested and the Adviser provided materials relating to the Directors’ consideration of whether to approve the New Subadvisory Agreement. In determining whether to approve the New Subadvisory Agreement, the Directors, including the Disinterested Directors, considered the following:

Nature, Extent and Quality of Services. The Directors reviewed the nature, extent and quality of services provided by Mercury, including the investment advisory services and the resulting performance of the Portfolio, as well as the nature, quality and extent of services expected to be provided by BlackRock. The Directors noted that Mercury is, and BlackRock would be, responsible for providing investment management services, including investment research, advice and supervision, and determining which securities will be purchased or sold by the portion of the Portfolio’s assets it is allocated to manage. The Directors reviewed details of the Transaction in order to evaluate BlackRock’s history, structure, size and investment experience, visibility and resources, which are needed to attract and retain highly qualified investment professionals. In evaluating the nature, quality and extent of the services to be provided by BlackRock under the New Subadvisory Agreement, the Directors considered, among other things, the expected impact of the Transaction on the operations, facilities, organization and personnel of Mercury and how it would affect the Portfolio; the ability of BlackRock to perform its duties after the Transaction; and any anticipated changes to the current investment and other practices of the Portfolio. The Board noted that the Transaction would not result in a change in the portfolio managers to the portion of the Portfolio’s assets previously subadvised by Mercury, and that Robert C. Doll would continue to serve as the lead portfolio manager and oversee his team of investment professionals’ management of the portion of the Portfolio’s assets allocated to BlackRock. The Board also considered that the Transaction would result in BlackRock being able to provide improved investment management services by enjoying the benefits of a larger organization, including, among other things, assets under management and number of employees, and increased access to state of the art technology and risk management analytic tools, including the investment tools, outsourcing and advisory services to institutional investors provided under the BlackRock Solutions brand name. The Directors considered BlackRock’s code of ethics, as well as its compliance and regulatory history, including information whether it was involved in any regulatory actions or investigations. In addition, the Directors considered the manner in which the Transaction would likely benefit BlackRock’s compliance staff by increasing resources available to it in performing its duties.

Consideration of the Subadvisory Fee and the Cost of the Services and Profits Realized by BlackRock from its relationship with the Portfolio. The Board received and reviewed information regarding the fees to be paid by AIG SunAmerica pursuant to the New Subadvisory Agreement. To assist in analyzing the reasonableness of the fees, the Board received a report prepared independently by Lipper, Inc. (“Lipper”). The reports showed comparative fee information of the Portfolio’s Peer Group, and rankings within the relevant Lipper category that the Directors used as a guide to help assess the reasonableness of the Subadvisory Fee. The Board acknowledged that it was difficult to make precise comparisons with other funds in the Peer Group since the exact nature of services provided under the subadvisory agreements is often apparent. The Directors noted that Peer Group information as a whole was useful in assessing whether BlackRock was providing services at a cost that was competitive with other similar funds  The Board considered that the subadvisory fees under the new Subadvisory Agreement were the same as the fees under the current agreement. The Directors also considered that the subadvisory fees are paid by AIG SunAmerica out of its advisory fee and not by the Portfolio, and that subadvisory fees may vary widely within a Subadvisor Expense Group/Universe for various reasons, including market pricing demands, existing relationships, experience and success, and individual client needs. Accordingly, the Directors considered the amount of the advisory fee paid out by AIG SunAmerica for subadvisory services, and the amount which it retained.

Additionally, the Board reviewed pro forma balance sheet and other financial information of BlackRock, Inc., and considered whether BlackRock, upon the consummation of the transaction, would have the financial resources necessary to attract and retain highly qualified investment management personnel, perform its obligations under the New Subadvisory Agreement and to continue to provide the high quality of services that Mercury had provided under the Prior Subadvisory Agreement.

Investment Performance. The Board also reviewed and considered the investment performance of Mercury. Additionally, the Board received a memorandum from Mercury which stated that Robert C. Doll, the lead portfolio manager for the portion of assets managed by Mercury, and his portfolio management team, would continue to manage the Portfolio’s assets that would be allocated to BlackRock pursuant the New Subadvisory Agreement. Based on this information, the Board considered that the quality of investment advisory services which Mercury was providing to the Portfolio will be the same or better as the result of the Transaction as the portfolio management team will have increased access to risk management and investment analytical tools that are beneficial to providing asset management services.

Economies of Scale. The Board considered whether the shareholders would benefit from economies of scale and whether there is a potential for future realization of economies with respect to the Portfolio.

Conclusions. Based upon the evaluation of all these factors in their totality, the Directors, including the Disinterested Directors, were satisfied that the terms of the New Subadvisory Agreement were fair and reasonable, and in the best interests of the Portfolio and the Portfolio’s shareholders. In reaching their decision to approve the New Subadvisory Agreement, the Directors did not identify any single factor or group of factors as being all important or controlling, but based their approval on their consideration of all of the factors together. The Disinterested Directors were also assisted by the advice of independent counsel in making this determination.

Ownership of Shares

As of October 31, 2006, there were 32,205,863 shares of the Portfolio outstanding. As of October 31, 2006, to the knowledge of the Fund, the following persons beneficially owned or owned of record 5% or more of the outstanding shares of any class of securities of the Portfolio:

Name and Address of Shareholder	Class	Percentage Owned of Record

SunAmerica Focused Equity Strategy Portfolio 2929 Allen Parkway Houston, TX	Class A	44%

SunAmerica Focused Balanced Strategy Portfolio 2929 Allen Parkway Houston, TX	Class A	20%

Citigroup Global Market, Inc., 333 W. 34th Street New York, NY	Class C	8%

The Directors and Officers of the Fund and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of October 31, 2006.

Brokerage Commissions

The table below sets forth, for the Portfolio’s fiscal year ended October 31, 2006, the aggregate brokerage commissions paid, the commissions paid to affiliated broker/dealers and the amount paid to affiliated broker/dealers as a percentage of the Portfolio’s aggregate brokerage commissions. During the fiscal year ended October 31, 2006, there were two affiliated broker/dealers to which the Portfolio paid brokerage commissions during the fiscal year ended October 31, 2006. Merrill Lynch Pierce, Fenner & Smith, Incorporated an affiliate of Mercury and BlackRock and Harris

Associates Securities L.P., an affiliate of Harris Associates, L.P., which served as a subadviser to the Portfolio until February 1, 2005.

Aggregate Brokerage Commissions	Amount Paid to Affiliated Broker- Dealers		Percentage of Commissions Paid to Affiliated Broker-Dealers
$1,434,538*	$164,280	*	11.4	%*

*  Unaudited

AIG SunAmerica Capital Services, Inc. (the “Distributor”) serves as distributor of the shares of the Fund. Both AIG SunAmerica and the Distributor are located at Harborside Financial Center, 3200 Plaza 5, Jersey City, NJ 07311-4992.

Shareholder Proposals

The Fund is not required to hold annual shareholder meetings, and therefore, it cannot be determined when the next meeting of shareholders will be held. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Fund must receive the proposal a reasonable time before the solicitation is to be made. Whether a proposal submitted would be included in the proxy statement will be determined in accordance with applicable state and federal law.

By Order of the Directors,

//s// VINCENT MARRA

Vincent Marra
President
SunAmerica Focused Series, Inc.

Dated:	, 2006

Exhibit A

SUBADVISORY AGREEMENT

This SUBADVISORY AGREEMENT is dated as of September 30, 2006, by and between AIG SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the “Adviser”), and BLACKROCK INVESTMENT MANAGEMENT, LLC, a Delaware limited liability company (the “Subadviser”).

WITNESSETH:

WHEREAS, the Adviser and SunAmerica Focused Series, Inc., a Maryland corporation (the “Corporation”), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, (the “Advisory Agreement”) pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Corporation; and

WHEREAS, the Advisory Agreement authorizes the Adviser to retain the services of a subadviser; and

WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the “Act”), as an open-end management investment company and may issue shares of common stock, par value $.0001 per share, in separately designated series representing separate funds with their own investment objectives, policies and purposes; and

WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment series of the Corporation listed on Schedule A attached hereto (the “Portfolio”), and the Subadviser is willing to furnish such services;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

1.             Duties of the Subadviser. (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Corporation. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine in its discretion, and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Subadviser is required to maintain, and will render regular reports to the Adviser and to officers and Directors of the Corporation concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Directors of the Corporation and in compliance with such policies as the Directors of the Corporation may from time to time establish and communicate to Subadviser, and in compliance with (a) the objectives, policies, and limitations for the Portfolio set forth in the Corporation’s current prospectus and statement of additional information as provided to Subadviser, and (b) applicable laws and regulations.

The Subadviser shall have no power, authority, responsibility, or obligation hereunder to take any action with regard to any claim or potential claim in any bankruptcy proceedings, class action securities litigation, or other litigation or proceeding affecting securities held at any time in the Portfolio, including, without limitation, to file proofs of claim or other documents related to such proceedings (the “Litigation”), or to investigate, initiate, supervise, or monitor the Litigation involving Portfolio assets, and the Adviser acknowledges and agrees that no such power, authority, responsibility or obligation is delegated hereunder. Nevertheless, the Subadviser agrees that it shall provide the Adviser with any and all documentation or information relating to the Litigation as may reasonably be requested by the Adviser.

The Subadviser represents and warrants to the Adviser that it will manage the portion of the assets of each Portfolio set forth in Schedule A in compliance with all applicable federal and state laws governing its operations and investments. Without limiting the foregoing and subject to Section 11(c) hereof, the Subadviser represents and warrants (1) that the Subadviser’s management of the portion of the assets of a Portfolio will be designed to achieve qualification by each Portfolio to be treated as a “regulated investment company” under subchapter M, chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) compliance with (a) the provisions of the Act and rules adopted thereunder that relate to the investment of Portfolio assets, including depositing those assets in custody with institutions designated by the Corporation; and (b) federal and state securities and commodities laws applicable to Subadviser’s portfolio management responsibilities; provided that for purposes of Section 17(a), (d) and (e) of the Act, the Subadviser shall effect compliance only in relation to its own affiliates and to affiliated persons identified to it by the Adviser. The Subadviser further represents and warrants that to the extent any statements or omissions made in any Registration Statement for shares of the Corporation, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such portions of the Registration Statement and any amendments or supplements thereto made in reliance upon and in conformity with information furnished by the Subadviser will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the “1933 Act”) and the Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

(b) The Subadviser agrees: (i) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (ii) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

2.             Portfolio Transactions. (a) The Subadviser is responsible for decisions, and is hereby authorized, to buy or sell securities and other investments for each Portfolio, broker-dealers and futures commission merchants’ selection, and negotiation of brokerage commission and futures commission merchants’ rates. As a general matter, in executing Portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser’s best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities,  the firm’s risk in positioning a block of securities. Subject to such policies as the Directors may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser’s having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser’s overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Corporation and its respective affiliates, as broker-dealers or futures commission merchants to effect Portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Directors of the Corporation such information relating to Portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates’ fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

(b)           Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, the Adviser may request the Subadviser to effect a specific percentage of the transactions in securities and other investments it effects on behalf of the Portfolio with certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge and agree that all brokerage transactions are subject to best execution. As such, Subadviser will use its best efforts to direct non-risk commission transactions to a particular broker-dealer or futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution. Adviser acknowledges that Subadviser may be unable to fulfill the Adviser’s request for direction for a number of reasons, including, but not limited to: 1) such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser’s arrangements with the particular broker-dealer or futures commission merchant, etc; 2) if the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly; 3) the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single “bunched” transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and 4) Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers.

3.             Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Corporation and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days’ net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

4.             Other Services. At the request of the Corporation or the Adviser, the Subadviser in its sole discretion may make available to the Corporation office facilities, equipment, personnel and other services. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Corporation or the Adviser at the Subadviser’s cost.

5.             Reports. The Corporation, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Corporation as each may reasonably request.

6.             Status of the Subadviser. The services of the Subadviser to the Adviser and the Corporation are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

7.             Advertising. Subadviser shall not provide or in any way distribute any sales or advertising materials, related to the Corporation, to any employee or representative of AIG SunAmerica Capital Services, Inc. (“SACS”) or its affiliates, including wholesaling personnel, unless such material has been received and approved, in writing, by the Adviser. Notwithstanding the foregoing, Subadviser may include the Adviser’s and Corporation’s names in its “client list” used in promotional materials.

8.             Proxy Voting. Each Portfolio has appointed Investor Responsibility Research Center as the proxy-voting agent and will vote all such proxies in accordance with the proxy voting policies and procedures adopted by the Board of Directors. With respect to certain vote items, a Portfolio may request guidance or a recommendation from the adviser, administrator or subadviser of the Portfolio. The Subadviser shall not have responsibilities in connection with proxy voting for a Portfolio unless it is affirmatively requested to make a proxy voting recommendation.

9.             Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the Act, all records relating to the investments of the Portfolio that are required to be maintained by the Corporation pursuant to the requirements of paragraphs (b)(5), (b)(6), (b)(7), (b)(9), (b)(10) and (f) of Rule 31a-1 of that Act. Copies of any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the Act which are prepared or maintained by the Subadviser on behalf of the Corporation will be provided as soon as reasonably practicable to the Corporation or the Adviser on request.

The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Corporation’s auditors, the Corporation or any representative of the Corporation, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Corporation.

10.           Reference to the Subadviser. Neither the Corporation nor the Adviser or any affiliate or agent thereof shall make reference to or use the name or logo of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

11.           Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties (“disabling conduct”) hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser), the Subadviser shall not be subject to liability to the Adviser, its officers, directors, agents, employees, controlling persons or shareholders or to the Corporation or to any shareholder of the Corporation for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Except for such disabling conduct, the Adviser shall indemnify the Subadviser (and its officers, directors, partners, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) (collectively, the “Indemnified Parties”) from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the Subadviser’s providing services under this Agreement or the sale of securities of the Corporation.

(b)           The Subadviser agrees to indemnify and hold harmless the Adviser and its affiliates and each of its directors and officers and each person, if any, who controls the Adviser within the meaning of Section 15 of the 1933 Act against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses), to which the Adviser or its affiliates or such directors, officers or controlling person may become subject under the 1933 Act, under other statutes, at common law or otherwise, which are caused by Subadviser’s disabling conduct; provided, however, that in no case is the Subadviser’s indemnity in favor of any person deemed to protect such other persons against any liability to which such person would otherwise be subject by reasons of willful misfeasance, bad faith, or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of obligation and duties under this Agreement.

(c)           The Subadviser shall not be liable to the Adviser its officers, directors, agents, employees, controlling persons or shareholders or to the Corporation or its shareholders for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by the Subadviser or, to the extent such records relate to the portion of the assets managed by the Subadviser, otherwise available to the Subadviser upon reasonable request. The Adviser and Subadviser each agree that the Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating portfolio and shall comply with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) only with respect to the portion of assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Corporation and any other subadviser with respect to the portion of a Portfolio’s assets not allocated to the Subadviser and with respect to any other portfolio of the Corporation.

12.           Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Directors has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Corporation to others becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or to the extent such disclosure is reasonably required by auditors or attorneys of the Subadviser in connection with the performance of their professional services or as may otherwise be contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

13.           Permissible Interests. Directors and agents of the Corporation are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Corporation as Directors, or otherwise; and the Subadviser (or any successor) is or may be interested in the Corporation in some manner.

14.           Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Directors of the Corporation who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Corporation.

With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Corporation, by vote of a majority of the Directors, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Corporation, or by the Adviser, on not less than 30 nor more than 60 days’ written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days’ written notice to the Adviser and the Corporation. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

This Agreement will also terminate in the event that the Advisory Agreement by and between the Corporation and the Adviser is terminated.

15.           Severability. This Agreement constitutes the entire Agreement between the parties hereto. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

16.           Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Corporation must be obtained in conformity with the requirements of the Act.

17.           Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

18.           Separate Series. Pursuant to the provisions of the Articles of Incorporation and the General Laws of the State of Maryland, each Portfolio is a separate series of the Corporation, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Corporation as a whole.

19.           Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

Subadviser:	BlackRock Investment Management, LLC
800 Scudders Mill Road(2A)
Plainsboro, New Jersey 08536
Attention: General Counsel

Adviser:	AIG SunAmerica Asset Management Corp.
Harborside Financial Center
3200 Plaza 5
Jersey City, New Jersey 07311-4992
Attention: Legal Department

IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.

By:
	Name:	Peter A. Harbeck
	Title:	President and CEO

BLACKROCK INVESTMENT MANAGEMENT, LLC

By:
Name:
Title: